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                                                                 EXHIBIT 10.12

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

                                SERVICE AGREEMENT

        THIS SERVICE AGREEMENT is made effective as of November 11, 1998 (the "Effective Date") by GENERAL MAGIC, INC., a Delaware corporation having a place of business at 420 North Mary Avenue, Sunnyvale, California 94086 ("Magic"), and QWEST COMMUNICATIONS CORPORATION, a Delaware corporation having a place of business at 555 17th Street, Denver, Colorado 80202 ("Qwest").

                                    RECITALS


        A. Magic is engaged in the business of, among other things, designing, developing, and providing a network service known as "Portico," which includes features such as individual calendar and contact information management and communication services and which may be accessed either through the World Wide Web or through the telephone by means of a voice user interface that uses state-of-the-art speech recognition technology.

        B. Qwest provides intrastate, interstate, and international inbound and outbound telecommunications services to enterprise and consumer customers, and currently supplies the telecommunications backbone for the Portico service under a separate written agreement.

        C. Magic and Qwest desire to enter into a trial relationship whereby Magic will provide a Qwest-branded version of the Portico service to Qwest customers.

        The parties therefore agree as follows:

                                    AGREEMENT

                             ARTICLE I--DEFINITIONS

As used in this Agreement:

        "INTELLECTUAL PROPERTY RIGHTS" means all current and future worldwide copyrights, trade secrets, patents and other patent rights, utility models, mask work rights, moral rights, trademarks, trade names, service marks, and all other intellectual property rights, including all applications and registrations with respect thereto.

        "LAUNCH SCHEDULE" means the target dates listed in Exhibit A (Launch Schedule) for completion of various aspects of the work to be undertaken by the parties pursuant to this Agreement to launch the QDA, as such list may be modified and updated from time to time by written agreement of the parties.

        "PORTICO SERVICE" means Magic's proprietary network service as described above in the form commercially available as of the Effective Date, including the Portico Service GUI and the Portico Service VUI.

        "PORTICO SERVICE GUI" means the graphic user interface for the Portico Service, as displayed on the Web Site whose URL address, as of the Effective Date, is http://www.portico.net (it being understood that this user interface will be modified by Magic from time to time).

        "PORTICO SERVICE VUI" means the voice user interface for the Portico Service based on and incorporating Magic's proprietary speech recognition technology (it being understood that this user interface will be modified by Magic from time to time).


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        "PORTICO TECHNOLOGY" means the software, programming code, application programming interfaces and other technology used by Magic to develop and provide the Portico Service.

        "QDA ACCESS SITE" means the Qwest-branded web site or set of pages to be developed and maintained by Qwest and hosted by Magic at a URL address to be mutually agreed upon by the parties for access to selected customer services, including login to the QDA Web Site.

        "QDA WEB SITE" means the Qwest-branded version of the Portico Service GUI to be developed, hosted and maintained by Magic.

        "QWEST DIGITAL ASSISTANT SERVICE" OR "QDA" means the Qwest-branded version of the Portico Service to be made available to Qwest Subscribers by Magic pursuant to this Agreement and further described in Exhibit B (QDA Features).

        "QWEST MARKS" means the selected trademarks, service marks, trade names, and logos of Qwest listed in Exhibit C (Qwest Marks), as such list may be updated from time to time by Qwest.

        "QWEST SUBSCRIBER" means any individual who has an account with Magic or any third party through which such individual receives all or any portion of the QDA.

        "SUBSCRIBER MANUALS" means the end user documentation provided by Magic for users of the QDA.

        "SYNCHRONIZATION SOFTWARE" means the TrueSync+"! software or its successor which Magic provides for synchronization of Qwest Subscribers' PC-based address books, calendars and other personal information management applications with their QDA account.


                   ARTICLE II QWEST DIGITAL ASSISTANT SERVICE

        2.1 LAUNCH. Magic will use reasonable commercial efforts to develop and launch the QDA in accordance with the Launch Schedule, with assistance and input from Qwest as specified below and in the Launch Schedule. This work is expected to include, among other things: (a) creation of the QDA Web Site; (b) the implementation of the Qwest branding for the QDA as set forth below; and (c) acquisition, modification or development, and implementation, of the hardware, software and other technology, including the Portico Technology, needed to provide the QDA.

        2.2 QWEST ASSISTANCE. Qwest will use reasonable efforts to assist Magic in the development and deployment of the QDA. Without limiting the generality of the foregoing, such Qwest assistance is expected to include, among other things:
(a) making available to Magic the necessary telecommunications service interconnections for the provisioning of the QDA as specified in this Agreement;
(b) making available to Magic the necessary Qwest personnel, which may consist of agents or contractors, as Qwest may reasonably determine; (c) providing Magic with groups of local or toll-free numbers for use by Qwest Subscribers at no cost to Magic; and (d) bearing all telecommunications charges related to use of the QDA, including without limitation calls to, and calls, faxes and pages originated through or from, the QDA.

        2.3 BRANDING, PROMOTION. The QDA will be marketed exclusively under present or future Qwest Marks in the manner prescribed by Qwest hereunder, including the use of the Qwest Marks in the QDA version of the Portico Service GUI and Portico Service VUI, other than a mutually agreeable reference to the Magic magicTalk"!" technology powering the QDA. The parties may endeavor to develop mutually agreed upon co-marketing programs. Magic


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hereby grants Qwest the limited right to use internally and distribute to Qwest
Subscribers printed copies of all or any part of the Subscriber Manual. The Subscriber Manual will be branded exclusively with present or future Qwest Marks (other than a mutually agreeable reference to Magic's magicTalk"!" technology powering the QDA and to a Magic copyright notice) in the manner prescribed by Qwest hereunder.

        2.4 PROVISION OF QDA. When the parties agree that the QDA is ready to be released, Magic will begin providing the QDA.

            (a) As between Magic and Qwest, Magic will have sole responsibility for providing Qwest-branded first-level customer service and support to Qwest Subscribers in accordance with Section 2.5 ("Service Levels"), provided that Magic is granted access for this purpose to the [**] electronic administrative sign-up site. Notwithstanding the foregoing, upon thirty (30) days written notice from Qwest to Magic, Qwest may elect to transfer the responsibility for customer service and support to another provider of Qwest's choice.

            (b) Magic will provide a paper-free sign-up procedure for Qwest Subscribers via a toll-free telephone number that connects to Magic's Qwest-branded customer service and support operation for the QDA, provided that Magic is granted access for this purpose to the [**] electronic administrative sign-up site.

            (c) Magic will host the Qwest Access Site, which shall be developed and maintained by or on behalf of Qwest, and shall host and maintain the QDA Web Site.

        2.5 SERVICE LEVELS. Magic will provide the QDA and customer service operations for Qwest Subscribers in accordance with the service levels set forth in Exhibit D (Service Level Agreements).

        2.6 SUBSCRIBER AGREEMENTS. Qwest shall require all Qwest Subscribers to enter into subscriber agreements with minimum terms and conditions substantially similar to those in Exhibit E (Subscriber Agreement Terms), as amended from time to time. Before Magic begins providing the QDA pursuant to Section 2.4 ("Provision of QDA"), Qwest will provide Magic with such additional liability or warranty disclaimers, proprietary rights notices, or similar clauses regarding the QDA that Qwest wants included in the "Terms and Conditions of Use" posted on the QDA Web Site. Once such clauses are posted, Magic will not modify or remove any such disclaimers, notices, or other clauses without the prior written consent of Qwest.

        2.7 HOOK, FLASH AND RECAPTURE. Magic and Qwest will cooperate to implement the digital equivalent of "hook, flash and recapture" telephony capabilities for the QDA as soon as commercially feasible.

        2.8 TRANSITION TO VOIP. Magic and Qwest will cooperate to implement VOIP connections between Qwest's telecommunications network and Magic's QDA servers as soon as commercially feasible. The parties will negotiate in good faith any changes to this Agreement which are appropriate following the implementation of such VOIP connections.



                        ARTICLE III--BILLING AND PAYMENT

        3.1. BILLING BY MAGIC. Magic will bill Qwest Subscribers monthly by forwarding billing information to [**]. At the direction of Qwest, Magic may bill Qwest Subscribers monthly via the credit cards authorized by such Qwest Subscribers. All funds (other than Taxes,

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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if any, that must be withheld) remitted by Qwest Subscribers to Magic shall be paid directly to Qwest's acquiring banks in accordance with the merchant codes provided to Magic by Qwest. Qwest shall have sole discretion over the rates charged by Qwest for the QDA, customer support and other ancillary services provided by Magic. Qwest will give Magic at least fifteen (15) days notice before the planned effective date of any changes in the charges to be billed by Magic on Qwest's behalf, provided that such changes do not contemplate a change in any ratable event, and further provided that such changes may not be initiated more than once in any forty-five (45) day period. Changes in charges to be billed by Magic on Qwest's behalf that require a change in a ratable event will be implemented on a schedule to be mutually agreed by the parties.

        3.2 PAYMENTS BY QWEST. Following release of the QDA pursuant to Section
2.4 ("Provision of QDA"), Magic will bill Qwest monthly not less than ten (10) days nor more than thirty (30) days after the end of the preceding calendar month for all QDA services used by Qwest Subscribers during such calendar month. Qwest will pay Magic the undisputed fees for such services set forth in Exhibit F (Fees). All such invoices shall be due and payable by Qwest net thirty (30) days. All disputes or requests for billing adjustments must be submitted in writing and submitted with payment of undisputed amounts due. Any amounts which are determined by Magic to be in error or not in compliance with this Agreement shall be adjusted on the next month's invoice. Any disputed amounts which, after investigation, are deemed by Magic to be correct as billed and in compliance with this Agreement, shall be due and payable by Qwest upon notification and demand by Magic, together with interest thereon at the rate of one and one half per cent (1.5%) per month from the date first invoiced, or the highest interest rate payable under applicable law, whichever is lower. In the event that Qwest continues to dispute the amount billed, the matter shall be resolved in accordance with the dispute resolution procedures set forth in Section 9.8 ("Dispute Resolution") of this Agreement.

        3.3 TAXES. Qwest will be solely responsible for all applicable taxes or other governmental fees, charges, or assessments, other than taxes on Magic's net income (collectively, "Taxes") imposed on or resulting from the services provided, or the fees billed and collected, by Magic on Qwest's behalf hereunder, and on all payments made by Qwest to Magic hereunder. Qwest agrees to indemnify Magic for any liability incurred by Magic as a result of Qwest's failure to pay any such Taxes. If Magic is required by law to withhold any Taxes from fees billed and collected by Magic on Qwest's behalf hereunder, Magic will use reasonable efforts to provide Qwest with copies of official receipts for the payment of such Taxes to the appropriate governmental authority.

        3.4 AUDIT RIGHTS. Magic will keep complete and accurate records regarding the services rendered and fees billed and collected by Magic on Qwest's behalf hereunder. During the term of this Agreement and for six (6) months thereafter, Qwest will have the right to have an inspection and audit of Magic's relevant books and records conducted by an independent audit professional chosen by Qwest and reasonably acceptable to Magic, no more often than once every twelve (12) months, during regular business hours at Magic's offices and in a manner that does not interfere materially with Magic's business operations. [**] If any such audit reveals that Magic has under-reported or over-reported the services rendered and fees billed and collected by Magic under this Agreement, then Magic will promptly pay Qwest for any amounts overpaid by Qwest or Qwest will promptly pay Magic the amount underpaid by Qwest, as the case may be.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.




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                          ARTICLE IV--EVENTS OF DEFAULT

        4.1 DEFAULT. A "Default" shall occur if (a) Qwest fails to make any undisputed payment required to be made by it under this Agreement and any such failure remains uncorrected for five (5) business days after Magic has notified Qwest that such undisputed payment was past due; or (b) either party fails to perform or observe any material term or obligation (other than making payment) contained in this Agreement, and any such failure remains uncorrected for thirty
(30) calendar days after written notice from the non-defaulting party informing the defaulting party of such failure.



        4.2 CREDITS FOR INTERRUPTION. Notwithstanding the foregoing, the non-chronic, non-material failure of the QDA shall not be deemed a Default by Magic, but may obligate Magic to provide Qwest with credits for interruption in service, as provided in Exhibit F (Fees).



        4.3 EXCEPTIONS. Any failure of Magic to achieve the service levels set forth in paragraphs 1 and 2 of Exhibit D (Service Level Agreements) during the Initial Term of this Agreement shall not be deemed a Default by Magic under
Section 4.1 ("Default"), and shall not entitle Qwest to any credits for interruption in service under Section 4.2 ("Credits for Interruption").

                         ARTICLE V--TERM AND TERMINATION

        5.1 TERM. The term of this Agreement will begin as of the Effective Date and will continue for an initial term of six (6) months ("Initial Term") unless earlier terminated by written agreement of the parties or as provided in this Agreement. The Agreement will automatically renew for successive one (1) year terms unless one party provides the other with written notice of non-renewal at least sixty (60) days prior to the expiration of the then-current term or if the Agreement is terminated earlier in accordance with its terms.

        5.2 TERMINATION. Each party will have the right to terminate this Agreement effective upon written notice to the other party if the other party is in Default, and the Default remains uncured as of the effective date of termination. In addition to any other available legal remedies, this Agreement will automatically terminate if the QDA has not been released pursuant to
Section 2.4 ("Provision of QDA") by January 31, 1999 (or such other date as the parties may agree in writing). Upon termination of this Agreement for any reason, (i) each party will promptly return all Confidential Information of the other party, (ii) Qwest will pay all amounts due and owing to Magic under this Agreement within forty-five (45) days after the effective date of such termination, and (iii) the following provisions will nonetheless remain in effect: Article I ("Definitions"); Article III ("Billing and Payment"); Section
5.2 ("Termination"); Section 6.3 ("Warranty Disclaimers"); Article VII ("Indemnity"); Article VIII ("Limitation of Liability"); and Article IX ("General"), except for Section 9.1(a) ("Trademark License").



                              ARTICLE VI--WARRANTY

        6.1 WARRANTY. Magic warrants that the QDA will conform in all material respects with the description in Exhibit B (QDA Features) and will be operated in accordance with the service levels set forth in Exhibit D (Service Level Agreements).



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        6.2 YEAR 2000. Magic warrants that the QDA, including the QDA Web Site, will be "Year 2000 Compliant." For the purposes of this Agreement, the term "Year 2000 Compliant" means that the QDA is capable, when used in accordance with the subscriber manual and any other written instructions provided by Magic, of correctly processing, providing and receiving date data for dates within and between the 20th and 21st Centuries, provided that all third-party software, hardware and firmware used in conjunction with the QDA properly exchange accurate and properly formatted date data with the QDA.

        6.3 WARRANTY DISCLAIMERS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, MAGIC MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING MAGIC'S PRODUCTS, SERVICES, DELIVERABLES, OR TECHNOLOGY, INCLUDING THE PORTICO SERVICE, PORTICO TECHNOLOGY, QDA WEB SITE AND QDA. MAGIC DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO THE FOREGOING. MAGIC MAKES NO WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE QDA OR THE ACCURACY OR RELIABILITY OF ANY TRANSACTIONS CONDUCTED OR INFORMATION, GOODS OR SERVICES OBTAINED THROUGH THE QDA (INCLUDING CONTENT PROVIDED BY THIRD PARTIES).



                             ARTICLE VII--INDEMNITY

        7.1 BY MAGIC. Magic will defend, at its own expense, the following suits or actions against Qwest:

            (a) INFRINGEMENT; COMPLIANCE WITH LAW. All suits or actions against Qwest brought by third parties based upon claims that the Portico Technology or QDA provided hereunder, or the trademarks or service marks associated therewith (other than the Qwest Marks), excluding features or content provided by Qwest or third parties or implemented at Qwest's request and in accordance with Qwest's instructions, infringes or misappropriates any Intellectual Property Right of a third party, or violates any law.

            (b) CUSTOMER CLAIMS. All suits or actions brought by Qwest Subscribers relating to their use of the QDA, provided that such Qwest Subscriber is bound by a subscriber agreement complying with the requirement of
Section 2.6 ("Subscriber Agreements") and that such claim does not arise in any way from any act or omission of Qwest.

Magic will pay all amounts agreed to in a monetary settlement of all of the foregoing suits and actions and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in
Article VIII ("Limitation of Liability") and subject to the conditions that (i) Qwest gives Magic prompt written notice of the claim, (ii) Qwest gives Magic sole control of the defense and settlement of the claim, and (iii) Qwest cooperates with Magic, at Magic's reasonable request and expense, in the defense or settlement of the claim. Qwest may, at its own expense, participate in any such suit or action with counsel of its own choice.

        7.2 BY QWEST. Qwest will defend, at its own expense, the following suits or actions against Magic:

            (a) INFRINGEMENT, COMPLIANCE WITH LAW. All suits or actions against Magic brought by third parties based upon claims that any QDA features or content supplied by Qwest hereunder, including but not limited to the Qwest Marks, or any features or content implemented


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at Qwest's request and in accordance with Qwest's instructions, infringes or misappropriates any Intellectual Property Right of a third party, or violates any law.

            (b) CUSTOMER CLAIMS. All suits or actions brought by Qwest Subscribers relating to their use of the QDA arising from or related to any act or omission of Qwest or from any representation or warranty by Qwest concerning the QDA that exceeds the scope of the representations and warranties in the form of subscriber agreement prescribed by Section 2.6 ("Subscriber Agreements").

Qwest will pay all amounts agreed to in a monetary settlement of all of the foregoing suits and actions and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in
Article VIII ("Limitation of Liability") and subject to the conditions that (i) Magic gives Qwest prompt written notice of the claim, (ii) Magic gives Qwest sole control of the defense and settlement of the claim, and (iii) Magic cooperates with Qwest, at Qwest's reasonable request and expense, in the defense or settlement of the claim. Magic may, at its own expense, participate in any such suit or action with counsel of its own choice.



                      ARTICLE VIII--LIMITATION OF LIABILITY

        8.1 DISCLAIMER OF LIABILITY. EXCEPT FOR ANY LIABILITY ARISING UNDER
ARTICLE VII, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE, ARISING FROM ANY CLAIM ON ANY THEORY OF LIABILITY IN CONNECTION WITH THIS AGREEMENT.

        8.2 LIMITATION. EXCEPT FOR ANY LIABILITY FOR INDEMNIFICATION WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS ARISING UNDER SECTION 7.1(A) OR SECTION 7.2(A) OF THIS AGREEMENT, AS APPLICABLE, EACH PARTY'S TOTAL, CUMULATIVE LIABILITY FOR ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY BREACH THEREOF UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, WILL NOT EXCEED [**]. EACH PARTY'S TOTAL, AGGREGATE LIABILITY FOR INDEMNIFICATION WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS ARISING UNDER SECTION 7.1(A) OF THIS AGREEMENT, IN THE CASE OF MAGIC, AND UNDER
SECTION 7.2(A) OF THIS AGREEMENT, IN THE CASE OF QWEST, WILL NOT EXCEED [**].



                               ARTICLE IX--GENERAL

        9.1 QWEST MARKS.

            (a) TRADEMARK LICENSE. Subject to the terms and conditions set forth in this Section, Qwest grants to Magic a limited, non-exclusive, non-transferable, worldwide license during the term of this Agreement to use the Qwest Marks in connection with the marketing, promotion, and administration of the QDA under the quality standards set forth in Section 2.5 ("Service Levels"). Before making use of any Qwest Mark, Magic will provide Qwest with a

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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sample of the proposed use of the Qwest Mark for prior approval by Qwest. If
Qwest does not object in writing to the proposed use of the Qwest Mark within ten (10) days after receipt of the sample from Magic, Qwest will be deemed to have approved the proposed use. If Qwest does so object to the proposed use of the Qwest Mark, Magic will modify or cancel the proposed use, as requested by Qwest. In addition, Magic will comply with any reasonable trademark usage guidelines or policies that Qwest may furnish to Magic in writing from time to time concerning use of the Qwest Marks, including but not limited to the use of the symbol "" for registered marks and the use of the symbol "SM" for unregistered service marks. Notwithstanding the foregoing, Qwest may at any time modify the Qwest Marks or the manner in which they must be displayed, even though the use of the mark may have previously been approved by Qwest. All use of the Qwest Marks hereunder will inure to the benefit of Qwest.

            (b) OWNERSHIP OF QWEST MARKS. Qwest has and will retain exclusive ownership of the Qwest Marks, and Magic will not contest or challenge, or do anything inconsistent with, Qwest's exclusive ownership of the Qwest Marks. Without limiting the generality of the foregoing, Magic may not affix, append, or place any of its trademarks, service marks, trade names, or logos on, or in close proximity to, the Qwest Marks in a manner that results or could result in the creation of a unitary composite mark.

        9.2 CONFIDENTIALITY

            (a) DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" of a party means the information and documents identified in this Agreement as confidential information of such party, as well as any and all other information whether written or oral that (i) such party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and (ii) either (A) is clearly labeled or identified as confidential or proprietary when disclosed to the other party or (B) the other party knew, or under the circumstances should have known, was considered confidential or proprietary by such party.

            (b) GENERAL CONFIDENTIALITY OBLIGATIONS. Each party agrees that it will (i) not disclose the other party's Confidential Information to any third party (other than independent contractors as provided below); (ii) use the other party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (iii) disclose the other party's Confidential Information only to those of its employees and independent contractors who need to know such information for purposes of this Agreement and who are bound by confidentiality agreements containing terms no less restrictive than those in this Section 9.2; and (iv) protect all Confidential Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care.

            (c) EXCEPTIONS. Each party's obligations with respect to any portion of the other party's Confidential Information will terminate when the receiving party can document that (i) such Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (ii) such Confidential Information entered the public domain after it was communicated to the receiving party by the disclosing party through no fault of the receiving party; (iii) such Confidential Information was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; or (iv) such Confidential Information was developed by employees or agents of the receiving party independently of and without reference to any information


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communicated to the receiving party by the disclosing party. In addition,
Section 9.2(b) will not be construed to prohibit any disclosure that is (A) necessary to establish the rights of either party under this Agreement or (B) required by a valid court order or subpoena, provided in the latter case that the party required to make such disclosure notifies the other party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other party if the other party seeks to contest or limit the scope of such disclosure.

            (d) TERMS OF AGREEMENT. Neither party will disclose the existence or any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors, except (i) with the other's written consent; (ii) in connection with a contemplated change of control of such party or sale of such party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party hereto before such disclosure is made); or (iii) as may be required by law.

        9.3 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. As between Qwest and Magic, subject to Qwest's ownership of the Qwest Marks, Magic will retain exclusive ownership of all Intellectual Property Rights in the Portico Service, the Portico Technology, the Portico Service GUI, the Portico Service VUI, the QDA, the QDA Web Site and any modifications, improvements, enhancements, and derivative works made to or from any of the foregoing by either party in connection with this Agreement. Each party agrees to cooperate with the other party in executing and filing any documents and taking any other action necessary or reasonably requested by the other party in order to give effect to the foregoing allocation of Intellectual Property Rights. Qwest shall solely own all Qwest Subscriber data and information obtained in connection with the QDA. Magic has the right to use or disclose end user data solely for the purpose of operating, maintaining and enhancing the QDA. Upon any expiration or termination of this Agreement, Magic shall promptly deliver to Qwest any and all such end user data and information in a form and manner to be specified by Qwest, shall not thereafter use such data for any other purpose whatsoever, and shall certify to Qwest that, except for the copy delivered to Qwest, Magic has destroyed any and all such data and information in its possession, provided that Magic shall not be obligated to purge backup and archival copies of Magic information made in the ordinary course of business which may contain Qwest Subscriber data.

        9.4 RELATIONSHIP OF PARTIES. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have the authority to act or create any binding obligation on behalf of the other party, and neither party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other party.

        9.5 NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Any such notices sent to Magic must be addressed to the attention of its General Counsel. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

        9.6 GOVERNING LAW AND VENUE. This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to its conflict of laws provisions.


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        9.7 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section 9.2 ("Confidentiality") by either party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief to protect such party's rights under this Agreement in addition to any and all remedies available at law.

        9.8 DISPUTE RESOLUTION.

            (a) Any controversy or claim arising out of or relating to this Agreement (or breach thereof), whether arising in tort, contract or otherwise, shall be settled in accordance with the following procedures:

                (i) With the exception of injunctive relief sought by either party, the parties shall attempt to resolve any disputes that may arise between them in connection with this Agreement on an amicable basis through their good faith discussions.

                (ii) If the parties are not able to resolve their dispute through good faith discussions within sixty (60) days of one party notifying the other of a dispute, except for injunctive relief sought by either party, the parties agree to submit any disputes arising under this Agreement to binding arbitration under the rules and auspices of the American Arbitration Association ("AAA") in San Francisco, California.

                (iii) A single arbitrator shall be selected according to the AAA rules within thirty (30) days of submission of the dispute to AAA. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. The parties shall be entitled to discovery as provided in Sections 1283.05 and 1283.1 of the California Code of Civil Procedure.

        (b) The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages not permitted under the terms of this Agreement, even if permitted under the laws of the Sate of California or any other applicable law.

            (c) The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The award from any binding arbitration shall be binding upon the parties and their successors and permitted assigns, whether or not any party fails or refuses to participate therein, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

            (d) Each party shall bear its own costs and expenses in connection with any proceeding commenced under this Section 9.8, including, without limitation, legal fees and disbursements, travel expenses, witness fees and costs, photocopying and other preparation expenses. The costs and other fees charged by the independent mediator or AAA, whether in connection with a mediation and/or arbitration, shall be borne fifty percent (50%) by Magic, on the one hand, and fifty percent (50%) by Qwest, on the other.

        9.9 WAIVER. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

        9.10 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable under any applicable law or is so held by applicable court decision, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        9.11 ASSIGNMENT. Neither this Agreement nor any rights or obligations of either party under this Agreement may be assigned in whole or in part without the prior written consent of the other party except in connection with a merger or sale of all or substantially all of the business or assets of the assigning party. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties.

        9.12 FORCE MAJEURE.

        (a) Except as provided in Section 9.12(b) below, Magic shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, storm, extreme temperatures, earthquake, or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments or of any civil or military authority; national emergencies, insurrection, riots, wars, or strikes, lock-outs, work stoppages or other labor difficulties; actions or inactions of a third party provider or operator of facilities employed in provision of the QDA; or any other conditions or circumstances beyond the reasonable control of Magic which impede or affect the QDA or the transmission of telecommunications services.

        (b) If any failure of performance on the part of Magic described in
Section 9.12 (a) shall be: (i) for thirty (30) calendar days or less, then this Agreement shall remain in effect, but Qwest shall be relieved of any obligation to pay for that portion of the QDA affected for the period of such failure of performance; or (ii) for more than thirty (30) days, then Qwest may terminate this Agreement in its entirety pursuant to Section 5.2 ("Termination") hereof.

        9.13 FULL POWER. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement.

        9.14 CONSTRUCTION. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to." Neither party shall be deemed the drafter of the Agreement for the purposes of construing it.

        9.15 ENTIRE AGREEMENT AND AMENDMENT. This Agreement together with the Exhibits completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


QWEST COMMUNICATIONS CORPORATION                GENERAL MAGIC, INC.

By: /s/ Lewis Wilks                             By: /s/ Steven Markman
    --------------------------------                ----------------------------
Name: Lewis Wilks                               Name: Steven Markman

Title: President, Business Mkts                 Title: Chairman, President & CEO

                                    EXHIBIT A

                                 LAUNCH SCHEDULE

                                      [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B

                                  QDA FEATURES

BASELINE FEATURES

1. [**] features as described [**]
2. [**]
3. [**]
4. [**]
5. [**]
6. [**]
7. [**]
8. [**]



EXTRA FEATURES
1. [**]
2. [**]


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

GENERAL MAGIC CONFIDENTIAL

o This document contains information regarding [**] within the [**] as well as known issues in the [**] of General Magic, Inc. This information is not be made generally available to the public.

o [**] provides information [**]
o [**] provides information concerning [**]
o [**] states [**]
o [**] provides detailed information for [**]



[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PORTICO ADDENDUM

Cover page:
[**]
First page:
[**]
TABLE OF CONTENTS
Additional Features
[**]
Addendum to User Guide
[**]
ADDITIONAL FEATURES
[**]
ADDENDUM TO USER GUIDE





[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  FAQ Questions

                                     Portico

                           Frequently Asked Questions

                             Last Updated: 11-11-98

GENERAL QUESTIONS

How do I get TrueSync?

I'm using Windows NT 4.0 and having trouble installing TrueSync. What's wrong?

I tried to log into my account via the Web and received the following error "This account is already logged in over the telephone."

I am getting two copies of every email Portico collects from my Netcom account (or any other ISP account).

My appointments seem to be "off" by an hour or two when I synchronize.

I am not receiving any messages from my AOL account (or any other ISP account).

Why am I not receiving pages for new messages?

How do I check my "old" messages over the phone?

I created a meeting in Microsoft Outlook with several attendees, but after I synced it shows me as the only attendee.

I'm having trouble using my NexTel pager/cell phone with Portico.

I can't get Portico to call my contact "Harry Beast Jr."

I told Portico to "Read News" and wanted to hear an interesting article from last week, but Portico didn't read it. Why not?

PHONE ACCESS QUESTIONS

I'm having trouble using Portico over my speakerphone.

How much time do people have to leave me a voicemail?

How long will Portico stay on hold after telling her to "Take a Break?"

Portico thought I said "Goodbye" and hung up on me. What can I do to keep her from hanging up?

I keep getting phone calls from my Portico account, but they don't say anything.

Portico is unable to find a contact when I ask for one over the phone.

Portico does not accept my passcode when accessing my account over the phone.

How do I call a number that is not in my Address Book?

WEB ACCESS QUESTIONS

Portico says my transmission is not secure. I thought all data transmission was now secure.

I am unable to get Portico to accept my passcode or account number over the web.

My RealAudio messages play too quietly to hear.

My RealAudio messages played fine until I upgraded the RealAudio player.

I am not receiving any messages from my AOL account (or any other ISP account).

I created an appointment over the Web, but I cannot find it.

GENERAL QUESTIONS

HOW DO I GET TRUESYNC?

Page 76 and following of the Portico User's Guide refer to the TrueSync software being on the CD-ROM included as part of your Portico Welcome Kit. At this time, TrueSync is available only by download from your Portico personal Web page. Refer to the bottom of page 77 of the Portico User's Guide for download instructions.

I'M USING WINDOWS NT 4.0, AND HAVING TROUBLE INSTALLING TRUESYNC. WHAT'S WRONG?

TrueSync does not always function properly under Windows NT 4.0. We are aware of this problem, and expect to have it corrected soon.

I TRIED TO LOG INTO MY ACCOUNT VIA THE WEB AND RECEIVED THE FOLLOWING ERROR "THIS ACCOUNT IS ALREADY LOGGED IN OVER THE TELEPHONE."

For security, Portico allows only one telephone or Web session at a time. If you are accessing Portico by phone and you attempt to log in over the Web, you will receive the error listed above. Additionally, if you are logged into the Web and then call your account by phone, you will be logged out of the Web automatically. You will also be automatically logged out of the Web after a period of inactivity.

I AM GETTING TWO COPIES OF EVERY EMAIL PORTICO COLLECTS FROM MY NETCOM ACCOUNT (OR ANY OTHER ISP ACCOUNT).

You may receive the same message twice when consolidating email into your account. This is a known issue, and we are working to correct it. If you received duplicate messages, send feedback to Portico Support by using the Feedback button or customerservice@portico.net. Please include the name of your Internet service provider.

MY APPOINTMENTS SEEM TO BE "OFF" BY AN HOUR OR TWO WHEN I SYNCHRONIZE.

TrueSync defaults to the Pacific Time Zone when synchronizing appointments, overriding settings made in Portico or your PIM. We are aware of this problem and expect to have it corrected very soon.

I AM NOT RECEIVING ANY MESSAGES FROM MY AOL ACCOUNT (OR ANY OTHER ISP ACCOUNT).

Currently, we are experiencing problems with the Email Consolidation system. You may experience sporadic failures in consolidating mail from your ISP or AOL accounts. We are working to correct this problem as soon as possible.

WHY AM I NOT RECEIVING PAGES FOR NEW MESSAGES?

Your pager may not be properly set up for paging. You can check this by logging into the Web page and clicking on "Setup," then "Phone Numbers." Under "Phone Numbers," ensure that your correct pager service is selected. (At this time, we only support Airtouch, PageMart, PageNet, and Skytel alpha pagers) Next, verify your pager telephone number. Select "Ok" to go to the Basic Pager Information page. Here, make sure all the data is correct and then click "Test Page."

Be sure to select the appropriate Modem access number. The number is most likely the one that starts with the same Area Code as the one on your pager. If you are unsure of this number, we recommend contacting Support for your pager service.

PageMart and Skytel users:

1.      If you are unsure of your pin number, try the following:
2.      Use your pager's ten-digit telephone number (4085551212).
3.      Use your pager's seven-digit telephone number (5551212).
4.      Contact your pager service for your pin number.


HOW DO I CHECK MY "OLD" MESSAGES OVER THE PHONE?

Using the phone interface, you can ask Portico to "Check my old messages," and the system will list the messages for you. Via the Web, Portico displays all your messages--regardless of whether they are old or new. (They are sorted by date and time, with the most recent at the top).

I CREATED A MEETING IN MICROSOFT OUTLOOK WITH SEVERAL ATTENDEES, BUT AFTER I TRUESYNCED IT SHOWS ME AS THE ONLY ATTENDEE.

This is a known problem with TrueSync and Outlook meetings, and we expect to have it corrected soon. Meanwhile, to avoid this problem, you might want to use One-Way Synchronization (in which your Outlook data overwrites and supersedes Portico data) whenever you have a meeting in your Outlook calendar that you want to include in your Portico calendar.

PHONE ACCESS QUESTIONS

I'M HAVING TROUBLE USING MY NEXTEL PAGER/CELL PHONE WITH PORTICO.

Some NexTel pager phones permit you to create an "infinite loop" when configuring the paging or call forwarding. For example, if you have configured your NexTel phone to forward calls to Portico, and you have configured Portico to contact you at your NexTel telephone number, yo set up a loop at which Portico believes you to be unavailable, and you will receive no calls at all.

I'M HAVING TROUBLE USING PORTICO OVER MY SPEAKERPHONE.

Use of a hands-free phone or speakerphone with Portico is not recommended at this time. While you may enjoy some success in this situation, it's important to remember that Portico normally listens to everything it hears over the phone line. Hands-free phones pick up a great deal more ambient noise than handheld phones, so you may find that Portico has more trouble recognizing and responding to your commands. If you need to use a hands-free phone with Portico, try having it ignore interruptions (press zero zero (00) on your telephone keypad), but remember that you will need to wait for Portico to stop speaking before you make a request. General Magic is continually improving the voice-recognition and noise-cancellation capabilities of Portico, and we expect this problem to be corrected soon.

HOW MUCH TIME DO PEOPLE HAVE TO LEAVE ME A VOICEMAIL?

Portico will record a voicemail for up to two minutes.

HOW LONG WILL PORTICO STAY ON HOLD AFTER TELLING HER TO "TAKE A BREAK?"

When you give Portico the "take a break" command, she will stay on hold for 90 seconds. After that time, she will come back on the line. If she does not receive any further commands, she will hang up after an additional 30-50 seconds.

PORTICO THOUGHT I SAID "GOODBYE" AND HUNG UP ON ME. WHAT CAN I DO TO KEEP HER FROM HANGING UP?

After saying goodbye, Portico will now wait four seconds before hanging up the phone. You can issue a new command to Portico anytime during those four seconds, and she will stay on the line.

I KEEP GETTING PHONE CALLS FROM MY PORTICO ACCOUNT, BUT THEY DON'T SAY ANYTHING.

Portico is most likely trying to transfer a call to you. When Portico contacts you with a caller, Portico will wait for you to say "hello." After saying "hello" (or any other telephone greeting), Portico will then announce your caller and ask if you want to take the call. Additionally, if you interrupt Portico while she is announcing the call, she will not restate the name of the caller but will ask if you wish to take the call.

PORTICO IS UNABLE TO FIND A CONTACT WHEN I ASK FOR ONE OVER THE PHONE.

You may have several names that are very similar, i.e. John Smith and John Smyth. If Portico is having trouble finding a contact when you use the "Look up [Contact first and last name]" command, try just "look up" (without saying the name of the contact). Portico will then search for the three names that most closely match the name you asked for and ask you to choose one.

If this doesn't work, please delete the last name of the contact via the Web Address Book and re-enter it. This will refresh the contact's pronunciation in the system, allowing Portico to properly recognize the name.

PORTICO DOES NOT ACCEPT MY PASSCODE WHEN ACCESSING MY ACCOUNT OVER THE PHONE.

Verify that you are using the correct passcode and you are attempting to log in using the correct method. To verify, log in using the phone, use the * key to tell Portico it's you. When the system asks you for your passcode, enter it using the keypad on the phone.

HOW DO I CALL A NUMBER THAT IS NOT IN MY ADDRESS BOOK?

To dial a number not listed in your Address Book, go to your Address Book and say, "Dial a number." Portico will then prompt you for the number you wish to call.

I CAN'T GET PORTICO TO CALL MY CONTACT "HARRY BEAST, JR."

Because you have entered Harry's full name in your contact list - including the suffix "Jr." - Portico waits for you to specify the full name when you call. You can either ask

Portico to call "Harry Beast, Junior," or specify Harry's telephone number for Portico to call.

WEB ACCESS QUESTIONS

PORTICO SAYS MY TRANSMISSION IS NOT SECURE. I THOUGHT ALL DATA TRANSMISSION WAS NOW SECURE.

It is! However, some browsers may incorrectly display messages reporting that the transmission is not secure. You need not worry; all data transmissions you send to and from Portico are secured via the Secure Socket Layer (SSL) technology.

I AM UNABLE TO GET PORTICO TO ACCEPT MY PASSCODE OR ACCOUNT NUMBER OVER THE WEB.

Verify that you are going to www.portico.net. Enter your account number, including the 877 Area Code. For example, 8775551212 is a valid account, while 5551212 is not. Do not use any parentheses, dashes, or periods. Enter your passcode without using parentheses, dashes, or periods, and click on the "OK" button.

MY REALAUDIO MESSAGES PLAY TOO QUIETLY TO HEAR.

RealAudio has its own volume control. Please turn up the RealAudio player's volume to its loudest setting. The vertical scroll bar located on the right side of the application controls the volume.

IF YOU'RE USING WINDOWS95 OR NT 4.0:

You can also try to adjust the volume using Volume Control Panel. You can find the Volume Control Panel by clicking on Start, then Settings, and then Control Panel. Double-click on the Multimedia icon. Once the window has loaded, check to see that the "Show volume control on the taskbar" is checked, then the control panel opens, turn up the Volume Control slider.

IF YOU'RE USING A MACINTOSH OS:

Go to control Panel and select Sound or Monitor and Sound. In this control panel, you can adjust the overall system volume of your computer.

MY REALAUDIO MESSAGES PLAYED FINE UNTIL I UPGRADED THE REALAUDIO PLAYER.

Portico works with the RealAudio player, version 5.0; it does not yet support RealAudio G2 (Beta or Production). If you have installed the RealPlayer G2 version, uninstall it and use your Portico CD-ROM to reinstall the version 5.0 RealAudio player.

I AM NOT GETTING ANY EMAIL IN MY PORTICO ACCOUNT.

Verify that you are receiving messages into your ISP or AOL account from which Portico is consolidating. Do this by sending yourself an email to your ISP or AOL account.

Verify that you have properly configured the Email Setup section of your account. You can check this by logging into the Web page and clicking on "Setup," and then "Email." Verify that your settings are correct by clicking on "Edit" and selecting the "Test Email." Based on the error returned, correct the incorrect data.

Some of the most common problems with Email Consolidation are incorrect passwords and incorrect incoming mail server.

Verify that your rules are not conflicting with one another. To check your Consolidation Rules, go to "Setup" and click "Consolidation."

Remove all Consolidation Rules and re-create. To remove Consolidation Rules, go to "Setup," click on "Consolidation," and then delete each rule.

As mentioned in the General FAQ section, we are currently experiencing sporadic failures with Email Consolidation. If all of your settings are correct and you are still not receiving email, contact Customer Support to report your problem.

I CREATED AN APPOINTMENT OVER THE WEB, BUT I CANNOT FIND IT.

After creating a new appointment, Portico will return you to the current date, not the date of the appointment. Verify that you are looking at the correct day, month, and year. You can also view your Calendar by month in order to try and find a misplaced appointment.

I told Portico to "Read news" and wanted to hear an interesting article from last week, but Portico didn't read it. Why not?

To avoid cluttering your Portico account with a large number of news articles, the Portico "Read News" feature stores articles only until they are 48 hours old. You can, however, use the Search feature to find news articles up to 20 days old.

                                     NEWFAQS

                                    PORTICO'S
                         NEW FREQUENTLY ASKED QUESTIONS

NEW QUESTIONS AND ANSWERS

Why am I not getting pages on my numeric pager?

My work number has an extension, so how do I get Portico to forward my calls?

I am unable to dial a phone number in Mexico.

I am using AOL and am having trouble connecting to my personal Portico web site.

I received a message from an AOL user. When I opened it, the message was empty.

WHY AM I NOT GETTING PAGES ON MY NUMERIC PAGER?

At this time, Portico supports pager notification via supported alpha pager services (such as Airtouch or Skytel). We are currently looking into the addition of new alpha pager services and the support of numeric pager services.

MY WORK NUMBER HAS AN EXTENSION, SO HOW DO I GET PORTICO TO FORWARD MY CALLS?

Portico's Follow Me feature works in much the same way as does standard call forwarding systems, such as your cell phone or office phone system. At this time, the standard Call Forwarding technology is unable to dial phone extensions as part of the forwarded call.

I AM UNABLE TO DIAL A PHONE NUMBER IN MEXICO.

Portico only supports North American dialing. Mexico is an international call and, at this time, Portico does not support dialing international numbers.

I AM USING AOL AND AM HAVING TROUBLE CONNECTING TO MY PERSONAL PORTICO WEB SITE.

To properly access your personal Portico web site via an AOL Internet connection, you must configure your web browser to use the proxy settings that best work through an AOL connection. The following information will instruct you on how to set up your Wev browser to work with AOL.

AOL DEFAULT WEB BROWSER:

The AOL default browser does not have the ability to modify the proxy server setup. We recommend the use of a supported stand-alone Web browser such as Netscape Navigator 4.05 or Internet Explorer 4.01.

WHEN USING AOL SERVICE DIAL-UP ACCESS

MICROSOFT INTERNET EXPLORER 3.02+ (IBM/PC COMPATIBLE)

1.      Select menu "View"
2.      Select menu item "Internet Options..."
3.      Mouse click-on "Connection" tab
4. Mouse click-on checkbox "Connect through a proxy server" (checkbox should display a check mark)
5.      Mouse click-on "Settings..." button

6.      Enter "www3.proxy.aol.com" into "HTTP:" field
7.      Enter "80" into the adjacent "Port:" field
8.      Mouse click-on "OK" to confirm configuration

MICROSOFT INTERNET EXPLORER 4.0X (MACINTOSH)

1.      Select menu "Edit"
2.      Select menu item "Preferences..."
3.      Expand "Network" and select "Proxies"
4.      Mouse click-on "Enabled" button
5.      Select "HTTP" from "Protocol" pull-down menu
6.      Enter "www3.proxy.aol-com" into "Address: http://" field
7.      Enter "80" into the adjacent "Port:" field
8.      Mouse click-on "OK" to confirm configuration

MICROSOFT INTERNET EXPLORER 4.0X (IBM/PC COMPATIBLE)

1.      Select menu "View"
2.      Select menu item "Internet Options..."
3.      Mouse click-on "Connection" tab
4. Mouse click-on checkbox "Access the Internet using a proxy server" (checkbox should display a check mark)
5.      Mouse click-on "Advanced..." button
6.      Enter "www3.proxy.aol.com" into "HTTP:" field
7.      Enter "80" into the adjacent "Port:" field
8.      Mouse click-on "OK" to confirm configuration

NETSCAPE NAVIGATOR 3.04+ (MACINTOSH & IBM/PC COMPATIBLE)

1.      Select menu "Options"
2.      Select menu item "Network Preferences..."
3.      Mouse click-on "Proxies" tab
4.      Mouse click-on "Manual Proxy Configuration" button
5.      Mouse click-on "View..."
6.      Enter "www3.proxy.aol.com" into "HTTP Proxy:" field
7.      Enter "80" into the adjacent "Port:" field
8.      Mouse click-on "OK" to confirm configuration

NETSCAPE NAVIGATOR 4.0X (MACINTOSH)

1.      Select menu "Edit"
2.      Select menu item "Preferences..."
3.      Expand "Advanced" and select "Proxies"
4.      Mouse click-on "Manual proxy configuration" button
5.      Mouse click-on "Configure..."
6.      Enter "www3.proxy.aol.com" into "HTTP Proxy:" field

7.      Enter "80" into the adjacent "Port:" field
8.      Mouse click-on "OK" to confirm configuration

NETSCAPE NAVIGATOR 4.0X (IBM/PC COMPATIBLE)

1.      Select menu "Edit"
2.      Select menu item "Preferences..."
3.      Expand "Advanced" and select "Proxies"
4.      Mouse click-on "Manual proxy configuration" button
5.      Mouse click-on "View..."
6.      Enter "www3.proxy.aol.com" into "HTTP:" field
7.      Enter "80" into the adjacent "Port:" field
8.      Mouse click-on "OK" to confirm configuration

WHEN USING ISP DIAL-UP ACCESS

MICROSOFT INTERNET EXPLORER 3.02+ (IBM/PC COMPATIBLE)

1.      Select menu "View"
2.      Select menu item "Internet Options..."
3.      Mouse click-on "Connection" tab
4. If checkbox "Connect through a proxy server" displays a check mark, then mouse-click on checkbox to remove check mark. ("Connect through a proxy server" will be disabled)
5.      Mouse click-on "OK" to confirm configuration

MICROSOFT INTERNET EXPLORER 4.0X (MACINTOSH)

1.      Select menu "Edit"
2.      Select menu item "Preferences..."
3.      Expand "Network" and select "Proxies"
4.      Mouse click-on "Disabled" button
5.      Mouse click-on "OK" to confirm configuration

MICROSOFT INTERNET EXPLORER 4.0X (IBM/PC COMPATIBLE)

1.      Select menu "View"
2.      Select menu item "Internet Options..."
3.      Mouse click-on "Connection" tab
4. If checkbox "Access the Internet using a proxy server" displays a check mark, then mouse click-on checkbox to remove check mark ("Access the Internet using a proxy server" will be disabled)
5.      Mouse click-on "OK" to confirm configuration

NETSCAPE NAVIGATOR 3.04+ (MACINTOSH & IBM/PC COMPATIBLE)

1.      Select menu "Options"
2.      Select menu item "Network Preferences..."
3.      Mouse click-on "Proxies" tab
4.      Mouse click-on "No Proxies"
5.      Mouse click-on "OK" to confirm configuration

NETSCAPE NAVIGATOR 4.0X (MACINTOSH)

1.      Select menu "Edit"
2.      Select menu item "Preferences..."
3.      Expand "Advanced" and select "Proxies"
4.      Mouse click-on "Direct connection to the Internet"
5.      Mouse click-on "OK" to confirm configuration

NETSCAPE NAVIGATOR 4.0X (IBM/PC COMPATIBLE)

1.      Select menu "Edit"
2.      Select menu item "Preferences..."
3.      Expand "Advanced" and select "Proxies"
4.      Mouse click-on "Direct connection to the Internet"
5.      Mouse click-on "OK" to confirm configuration

MY AOL (OR OTHER ISP) BILL IS HIGHER THAN NORMAL SINCE I STARTED USING PORTICO. IS THERE ANY RELATION?

When Portico consolidates email from your ISP (AOL) account, it is incurring access charges of one to three minutes. If you are billed for access on a per minute basis, you will encounter higher than normal bills for your ISP service due to Portico consolidating email to your account.

Currently, we are working on a possible solution that will allow users to schedule when consolidation occurs. Until that time, we do not recommend using consolidation if you have a per-minute billing plan.

I RECEIVED A MESSAGE FROM AN AOL USER. WHEN I OPENED IT, THE MESSAGE WAS EMPTY.

At this time, Portico is having sporadic trouble reading the body of messages sent from or consolidated from AOL. We expect to have this fixed shortly.

                                    HOT TIPS

                                     PORTICO

                              HOT TIPS AND NOTICES

HOT TIPS AND NOTICES (LAST UPDATED 08/16/98)


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
NOTICES (INCLUDING MANUAL UPDATE)

HOT TIPS

CATEGORIES

NOTICES

Online billing details not yet available

Portico now dials a number from any desktop application

Pager notification system updated

E-mail consolidation systems updated and improved

Additional Internet security

"On Hold" music added

Support for all Time Zones

Alert message for failed faxes

Improved call handling shortens wait time on "Follow me"

Updated online documentation

Updated Portico's phone help

Improved voice recognition

Calling Canada

Contact lookup via the telephone

Faxing Attachments

TrueSync Plus for Portico (Synchronization)

        Schedule + (ver. 7.5 and 7.0)

        Act (3.0.8, 3.0.7, and 3.0.6)

        Lotus Organizer 97, Palm Pilot and Windows CE


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
        Other Organizers

Maximum recommended number of contacts

Outlook Express Uuencode attachments can now be read by Portico

Paging Services currently supported in Portico

Pager Notification

PowerPoint attachments can now be faxed via Portico

HOT TIPS

        Got a Hot Tip?

        Reading messages first:  How to set it up

NOTICES

ONLINE BILLING DETAILS NOT YET AVAILABLE

Page 29 of the Portico User's Guide provides instructions for accessing online billing details. This service is not yet available

PORTICO NOW DIALS A NUMBER FROM ANY DESKTOP APPLICATION

You can now tell Portico to dial a number from anywhere within the Portico desktop. (Previously, Portico would dial a number only from within the Address
Book) At any time when talking to Portico, just say "Dial a number" and Portico will ask for the number to call.

PAGER NOTIFICATION SYSTEM UPDATED

The pager notification system has now been updated to add:

        o Improved overall operation of the paging notification system

        o Added support for the NexTel SMS paging service

        o Added Support for one-way message to the BellSouth 2-way paging service

E-MAIL CONSOLIDATION SYSTEM UPDATED AND IMPROVED

A new e-mail collection and consolidation system has been put into place to improve the features and functionality of e-mail collection and filtering. Portico subscribers are now able to automatically consolidate and filter their e-mail from any publicly accessible (not


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
through a firewall) ISP mailbox, as well as filter any mail forwarded into Portico, such as corporate e-mail. You can also define a unique set of filtering and notification rules for each mailbox, using the
<AccountNumber>+filtered@portico.net e-mail address.

ADDITIONAL INTERNET SECURITY

General Magic has upgraded the Portico Web site so that all transmissions between the subscriber's personal Portico Web page and the Portico system are secured via SSL technology. When you access your account over the Web, all of your data will now be protected from outside intrusion.

"ON HOLD" MUSIC ADDED

When your callers ask Portico to "find him/her," they'll now hear music while Portico locates you.

SUPPORT FOR ALL TIME ZONES

Portico will now adjust your calendar, follow-me rules, message time stamps, and pager notification messages based on the time zone you specify in your Calendar preferences. Additionally, Portico will provide the date and time according to the same time zone. Be careful when synchronizing your data using multiple time zones. For example, if you synchronize your appointments in the Pacific Time Zone, switch to the Eastern Time Zone, and then synchronize again, the synchronization may produce unexpected results.

ALERT MESSAGE FOR FAILED FAXES

If a fax transmission fails to go through for any reason, Portico will automatically send an e-mail to the subscriber's account to inform them that there was a problem with the transmission.

IMPROVED CALL HANDLING SHORTENS WAIT TIME ON "FOLLOW ME"

When trying to find a Portico subscriber, Portico will now ignore answering machines and voice mail. If Portico gets a machine or voice mail message, it will hang up and return to the caller to give an option to leave a message or try another number.

UPDATED ONLINE DOCUMENTATION

The Portico online documentation and Frequently Asked Questions are regularly updated with the latest Portico information. To access the online user manual or the Frequently Asked Questions (you're reading it now!), just click on the Help button on the main menu bar of your Portico personal account Web page.

UPDATED PORTICO'S PHONE HELP


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
Portico's automatic Help functions have been improved, when you access Portico by phone. To access the phone Help system, try using one of the following commands: "Where am I?" "Where are we?" "What am I looking at?" "What are my options?" or "Help."

IMPROVED VOICE RECOGNITION

General Magic is making continual improvements to the Portico telephone interface. Since June of 1998 we have improved Portico's recognition of voice commands by 65%.

TRUESYNC PLUS FOR PORTICO (SYNCHRONIZATION)

The following is an update of the Portico User Manual.

On page 74 of your manual is a list of Personal Information Managers that works with Portico. The following is an update to that list.

SCHEDULE + (VER.7.5 AND 7.0)

If you use repeating appointments, we recommend that you only perform One Way Synchronization from Schedule + to Portico. To properly synchronize, you will want to One Way Synchronize twice (one immediately after the other). This will ensure that all your repeating appointments will appear in Portico. Failure to use One Way Sync could result in the accidental deletion of your repeating appointments.

ACT! (3.0.6 THROUGH 4.0)

At this time, TrueSync Plus for Portico and Act! are not properly synchronizing. If you are an Act! user, you may encounter unexpected results when you synchronize your contact database with Portico. E-mail addresses from Act! 4.0 are not properly synchronized into Portico. We expect this problem to be fixed shortly.

LOTUS ORGANIZER 97, PALM PILOT AND WINDOWS CE

Currently, support for these organizers have not been implemented in TrueSync for Portico. We are currently working on implementing these organizers and hope to release them in a future update of TrueSync.

As a workaround, we suggest the importing of your organizer's data into a currently supported format (Outlook, Sidekick, etc.) and synchronize from there to Portico. Contact your organizer's customer service or visit their web site for information on how to export your data into a supported format.

SIDEKICK 98

Names sorted out of order - first name shows as last & vice versa for items created in P.


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
To-do items created in P appear a day early when synced into Sidekick.

OTHER ORGANIZERS

At this time, all other Portico-supported organizers are working with no reported problems.

CALLING CANADA

As per page 97 of the user manual, Portico is able to place and receive calls from Canadian numbers, the continental United States, Alaska, and Hawaii. However, there is an additional $0.20 per minute international access charge for Canadian access. This charge will be added to your Portico bill for all Canadian calls to or from your Portico account.

PAGING SERVICES CURRENTLY SUPPORTED IN PORTICO

On page 39 of the user manual, we provide a list of supported pager services. The following is a current update of the supported services.

PORTICO SUPPORTED ALPHA PAGER SERVICES

Active

Airtouch Communications, Inc.

NexTel Communications

PacBell Mobile Systems

PageMart Wireless, Inc.

Paging Network, Inc. (PageNet(R))

SkyTel Corporation

These alpha pager services are currently functioning with no reported problems.

NOT ACTIVE

Mobile Communications Corporation of America (MobilComm(R))

AT&T Wireless Services, Inc.

Metrocall, Inc.


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
Ameritech, Inc.

Arch Communications Group, Inc.

Currently, support for these alpha pager services have not been implemented in the Portico service. We are currently working on implementing these pager services and hope to release them in a future update of Portico.

POWERPOINT ATTACHMENTS CAN NOW BE FAXED VIA PORTICO

Portico will now fax PowerPoint email attachments when accessing via the telephone. If you receive an email with an attachment with the extension ".ppt," just say "fax that to me" to receive a hard copy of the presentation.

OUTLOOK EXPRESS UUENCODE ATTACHMENTS CAN NOW BE READ BY PORTICO

You will now be able to view and fax Uuencode attachments sent from Outlook Express mail clients. When you view your mailbox over the web, the Uuencode attachment will be seen as a hyperlink at the bottom of your message. When accessing your messages over the phone, you will now be able to fax the Uuencode document by saying "fax that to me."

MAXIMUM RECOMMENDED NUMBER OF CONTACTS

Currently, Portico works best when loaded with 300 or fewer contacts. Loading more than 300 contacts could possibly affect the speed of your account for yourself and incoming callers. We expect to increase the recommended number of contacts soon.

PAGER NOTIFICATION

At this time, we are experiencing sporadic failures with Pager Notification. If you do not receive a notification page (Message, Stock, Meeting Reminder, etc.) when you should have received one, please send feedback to Customer Support via the Web feedback button.

FAXING ATTACHMENTS

Currently, attachments with the following extensions will not be faxed by
Portico:

GIF - Graphic Image File

BMP - Bitmap File

TIFF - Graphics File


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
Contact lookup via the telephone

We recommend that you do not use special characters for the contact names in your Portico account. Special characters are dashes, underscores, commas, etc. At this time, you will be unable to look up information (address, phone number, etc.) or call or fax a contact that contains any special characters.

Hot Tips

Got a Hot Tip?

Send it to Portico Customer Service and share it with your fellow Portico users.

Now Portico always reads my message first thing

Thanks to Robert Young of San Francisco, CA

I went to "Setup" in my Portico web site and selected "Preferences." From there I told Portico to always go directly to my mailbox whenever I call. Now when I call Portico, she tells me how many messages I have first thing!



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                                    EXHIBIT C

                                   QWEST MARKS

                                    EXHIBIT D

                            SERVICE LEVEL AGREEMENTS



1. Service Availability Requirements: The QDA Service will be available [**] of the time outside of periods of weekly scheduled downtime for system maintenance and enhancement (currently anticipated to be 10 p.m. Saturday through 2 a.m. Sunday, although subject to change at Magic's discretion).

2. Website Availability Requirements: The QDA Web Site will be available [**] of the time outside of periods of weekly scheduled downtime for system maintenance and enhancement (currently anticipated to be 10 p.m. Saturday through 2 a.m. Sunday, although subject to change at Magic's discretion).

3. Operations Center: [**].

4. Customer Support: [**], with response time goals as follows:

        o Customers service telephone queues will have a wait time before first answer of [**]

        o   Automated answer in [**]

        o   [**]

        o   Electronic mail inquiries will be responded to within [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT E

                           SUBSCRIBER AGREEMENT TERMS





      [Magic's current form of Portico subscriber agreement to be attached]

                                    EXHIBIT F

                                      FEES

BASELINE FEES

1. [**] per Subscriber, pro-rated for portions of [**] Qwest Subscribers subscribe for the QDA.

2. [**] of the QDA by Qwest Subscribers

3. [**] provided to Qwest Subscribers.



ADDITIONAL FEES

1. [**]

2. [**]



CREDITS FOR INTERRUPTION

        Qwest may be eligible for credits for unscheduled interruptions in the provision of the QDA service or the availability of the QDA Web Site, subject to the following conditions:

        a. An interruption in the provision of the QDA service, or the availability of the QDA Web Site, shall be deemed to have commenced upon verifiable notification thereof by Qwest to Magic, or when indicated by network control information actually known to Magic's personnel, whichever is earlier. Each such interruption shall terminate upon restoration of the QDA service or the QDA Web Site, as applicable, as determined by Magic.

        b. Qwest will be given a credit allowance upon request as follows:

                .01 When the QDA service, or the availability of the QDA Web Site, is interrupted for [**], no credit allowance will be given;

                .02 When the QDA service, or the availability of the QDA Web Site, is interrupted for a period of [**], the amount of the credit allowance shall not exceed [**]; or

                .03 When the QDA service, or the availability of the QDA Web Site, is interrupted for [**], the amount of the credit allowance shall not exceed [**] the QDA service, or the availability of the QDA Web Site, was interrupted.


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        c. Credit allowances for interruptions shall be granted upon Qwest's request and at Magic's sole discretion. No credit allowances shall be made for:

           .01 Interruptions that are due to the failure of power, equipment, systems, or services not provided by Magic;

           .02 Interruptions that are caused by the negligence of Qwest or the user of the QDA service;

           .03 Interruptions during any period when Qwest or a Qwest Subscriber has refused to release the QDA service, or an account thereon, for testing or repair;

           .04 Interruptions during any period when the non-completion of calls is due to network busy conditions; or

           .05 Interruptions not promptly reported to Magic.

        d. All credit allowances for interruptions shall be included in a subsequent monthly invoice to Qwest, and the total of all service interruption credits applicable to or accruing in a given month shall not exceed the amount payable by Qwest to Magic for [**] per subscriber charges for [**] for the QDA.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.






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